For the semi-annual period ended (a) 11/30/95
File number (c) 811-5248

                                  SUB-ITEM 77o

                                    EXHIBITS

                  Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Borders Group
2.   Date of Purchase
       5/24/95
3.   Number of Securities Purchased
       130,000

4.   Dollar Amount of Purchase
       $1,885,000

5.   Price Per Unit
       $14.50

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Goldman Sachs

7.   Other Members of the Underwriting Syndicate
       Alex. Brown & Sons Incorporated
       Bear, Stearns & Co. Inc.
       Cowen & Company
       Donaldson, Lufkin & Jenrette Securities Corporation A.G. Edwards & Sons, Inc.
                           First Michigan Corporation
       Gerard Klauer Mattison & Co., Inc. Goldman Sachs & Co.
       Gruntal & Co., Incorporated Edward D. Jones & Co.
       Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. Incorporated
       Prudential Securities Incorporated Salomon Brothers Inc.
       Advest, Inc.
       Robert W. Baird & Co. Incorporated Sanford C. Berstein & Co., Inc. William Blair & Company
       J.C. Bradford & Co.
       The Chapman Company
       Dain Bosworth Incorporated
       Dean Witter Reynolds Inc.
Interstate/Johnson Lane Corporation Janney Montgomery Scott Inc. Johnson, Lemmon & Co. Incorporated Kemper Securities, Inc.
       C.J. Lawerence/Deutsche Bank Securities Incorporated Legg Mason Wood Walker, Incorporated
       Lehman Brothers Inc.
                           Luther, Smith & Small, Inc.
       McDonald & Company Securities, Inc. Montgomery Securities
                           J.P. Morgan Securities Inc.
       Morgan Stanley & Co.  Incorporated Needham & Company, Inc.
       Piper Jaffray Inc.
       Principal Finacial Securities Inc. Raymond James & Associates, Inc. Robertson, Stephens & Company, L.P The Roberson-Humphrey Company, Inc. Roney & Co.
       Scott & Stringfellow, Inc.
       Muriel Siebert & Co., Inc.
       Smith Barney, Inc.
       Stifel, Nicholaus & Company, Incorporated UBS Securities Inc.
       Wasserstein Perella Securities Inc. Wertheim Schroeder & Co.
       Incorporated



For the semi-annual period ended (a) 11/30/95
File number (c) 811-5248

                           SUB-ITEM 77o

                             EXHIBITS

           Transactions Effected Pursuant to Rule 10f-3 1.  Name of Issuer
       Nexgen

2.   Date of Purchase
       5/24/95

3.   Number of Securities Purchased
       30,000

4.   Dollar Amount of Purchase
       $450,000

5.   Price Per Unit
       $15.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Paine Webber

7.   Other Members of the Underwriting Syndicate
       Lehman Brothers Inc.
                       Morgan Stanley & Co.  Incorporated
       Needham & Company, Inc.
       Robertson, Stephens & Company, L.P
       The Roberson-Humphrey Company, Inc. Rodman & Renshaw Inc.
       Smith Barney, Inc.
       Alex. Brown & Sons Incorporated
       Bear, Stearns & Co. Inc.
       CS First Boston Corporation
       Cowen & Company
       Dillion, Read, & Co. Inc.
       Donaldson, Lufkin & Jenrette Securities Corporation Ladenburg, Thalmann & Co. Inc.
       Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. Incorporated
       Oppenheimer & Co., Inc.
                            PaineWebber Incorporated
       Pennsylvania Merchant Group Ltd. Prudential Securities Incorporated Salomon Brothers Inc.
       Hambrecht & Quist LLC
       SoundView Financial Group, Inc. Sutro & Co.  Incorporated Utterberg
       Harris
       Pacific Growth Equities
       Van Kasper & Company
For the semi-annual period ended (a) 11/30/95
File number (c) 811-5248

                           SUB-ITEM 77o

                             EXHIBITS

           Transactions Effected Pursuant to Rule 10f-3 1. Name of Issuer Highway Master

2.   Date of Purchase
       6/22/95

3.   Number of Securities Purchased
       50,000

4.   Dollar Amount of Purchase
       $987,500

5.   Price Per Unit
       $19.75

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Merrill Lynch

7.   Other Members of the Underwriting Syndicate

       Smith Barney, Inc.
       CS First Boston Corporation
       Merrill Lynch, Pierce, Fenner & Smith Incorporated



















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